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                                                                    EXHIBIT 1(c)

                                THE PNC(R) FUND
                       (A MASSACHUSETTS BUSINESS TRUST)

                    AMENDMENT NO. 2 TO DECLARATION OF TRUST
                            DATED DECEMBER 22, 1988;
                    CERTIFICATE OF CLASSIFICATION OF SHARES


          The undersigned, Secretary of The PNC(R) Fund (the "Fund"), does hereby certify that at a meeting of the Board of Trustees held on June 24, 1993, the following resolutions were unanimously approved by the trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

     APPROVAL OF AMENDMENT TO THE FUND'S DECLARATION OF TRUST TO APPOINT A NEW
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     AGENT FOR SERVICE OF PROCESS IN MASSACHUSETTS.
     ---------------------------------------------

          RESOLVED, that pursuant to Article X, Section 10.9 of the Fund's Declaration of Trust, the second paragraph of Article III of the Declaration of Trust shall be amended to read as follows:

          The Agent of the Trust for Service of Process within the Commonwealth of Massachusetts shall be: CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

               FURTHER RESOLVED, that any officer of the Fund be, and each of them hereby is, authorized to execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Fund and on its behalf, as may be required or desirable in connection with or in furtherance of the foregoing resolution; and

          FURTHER RESOLVED, that the foregoing amendment to the Declaration of Trust shall be effective upon the approval of a majority of the outstanding shares of the Fund and the filing of an instrument containing the amendment with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk.

          The undersigned also certifies that the following resolution was duly adopted by the shareholders of the Fund at a Special Meeting of Shareholders held on September 10, 1993:

          RESOLVED, that pursuant to Article X, Section 10.9 of the Fund's Declaration of Trust, the second paragraph of Article III of the
     Declaration of Trust shall be amended to read as follows:
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                                                                               2


          The Agent of the Trust for Service of Process within the Commonwealth of Massachusetts shall be: CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

          The undersigned also certifies that at a meeting of the Board of Trustees held on January 21, 1993, the following resolutions were duly adopted by the trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

     APPROVAL OF NEW CLASSES OF SHARES.
     ---------------------------------

          RESOLVED, that pursuant to Article V of the Fund's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Fund be, and hereby are, classified into separate classes of shares with the designations: Class Q-1, Class Q-2 and Class Q-3, representing interests in the Service, Investor and Institutional Shares, respectively, of the North Carolina Municipal Money Market Portfolio; Class R-1, Class R-2 and Class R-3, representing interests in the Service, Investor and Institutional Shares, respectively, in the Short-Term Bond Portfolio; Class S-1, Class S-2 and Class S-3, representing interests in the Service, Investor and Institutional Shares, respectively, in the Intermediate-Term Bond Portfolio; Class T-1, Class T-2 and Class T-3, representing interests in the Service, Investor and Institutional Shares, respectively, of the Small Cap Growth Equity Portfolio; and Class U-1, Class U-2 and Class U-3, representing interests in the Service, Investor and Institutional Shares, respectively, of the Core Equity Portfolio;

          FURTHER RESOLVED, that each share of each such Class shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Fund's Declaration of Trust with respect to its shares of beneficial interest; and

          FURTHER RESOLVED, that the officers of the Fund be, and each hereby is, authorized and empowered to execute, seal and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, in the name of the Fund and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by such actions.
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                                                                               3

          The undersigned also certifies that at a meeting of the Board of Trustees held on December 17, 1993, the following resolutions were duly adopted by the trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

     APPROVAL OF NEW CLASS OF SHARES.
     -------------------------------

          RESOLVED, that pursuant to Article V of the Fund's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Fund be, and hereby are, classified into separate classes of shares with the designations: Class V-1, Class V-2 and Class V-3, representing interests in the Service, Investor and Institutional Shares, respectively, of the Virginia Municipal Money Market Portfolio; Class W-1, Class W-2 and Class W-3, representing interests in the Service, Investor and Institutional Shares, respectively, in the International Fixed Income Portfolio; Class X-1, Class X-2 and Class X-3, representing interests in the Service, Investor and Institutional Shares, respectively, in the Government Income Portfolio; and Class Y-1, Class Y-2 and Class Y-3, representing interests in the Service, Investor and Institutional Shares, respectively, of the International Emerging Markets Portfolio.

          FURTHER RESOLVED, that each share of each such Class shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Fund's Declaration of Trust with respect to its shares of beneficial interest; and

          FURTHER RESOLVED, that the officers of the Fund be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, in the name of the Fund and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.

          WITNESS my hand and seal this 23rd day of December,

1993.

                              /s/ Morgan R. Jones
                              ------------------------
                              Morgan R. Jones, Esq.
                              Secretary
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                                                                               4

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.
CITY OF PHILADELPHIA          )

          Then personally appeared Morgan R. Jones, Secretary of The PNC(R) Fund, and acknowledged this instrument to be his free act and deed this 23rd day of December, 1993.

                              _____________________________
                              Notary Public

                              My commission expires: